Report of Independent
Registered Public
Accounting Firm



To the Shareholders and
Board of Directors of
VALIC Company I:

In planning and performing
our audits of the financial
statements of VALIC
Company I as of and for the
period ended May 31, 2007,
in accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
of VALIC Company I's
internal control over financial
reporting.  Accordingly, we
express no such opinion.

The management of VALIC
Company I is responsible for
establishing and maintaining
effective internal control over
financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls.
A company's internal control
over financial reporting is a
process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance with
generally accepted
accounting principles. Such
internal control includes
policies and procedures that
provide reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition, use
or disposition of a company's
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the risk
that controls may become
inadequate because of
changes in conditions, or that
the degree of compliance
with the policies or
procedures may deteriorate.

A control deficiency exists
when the design or operation
of a control does not allow
management or employees, in
the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely
basis. A significant
deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the
company's ability to initiate,
authorize, record, process or
report financial data reliably
in accordance with generally
accepted accounting
principles such that there is
more than a remote
likelihood that a
misstatement of the
company's annual or interim
financial statements that is
more than inconsequential
will not be prevented or
detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.

Our consideration of VALIC
Company I's internal control
over financial reporting was
for the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
significant deficiencies or
material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United
States). However, we noted
no deficiencies in VALIC
Company I's internal control
over financial reporting and
its operation, including
controls for safeguarding
securities, that we consider to
be a material weakness as
defined above as of May 31,
2007.

This report is intended solely
for the information and use of
management and the Board
of Directors of VALIC
Company I and the Securities
and Exchange Commission
and is not intended to be and
should not be used by anyone
other than these specified
parties.



ERNST & YOUNG LLP
Houston, Texas
July 25, 2007